EXHIBIT 4.1

                 FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED
                                CREDIT AGREEMENT


           This FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is dated as of October 6, 2005, and is entered into among ACTIVANT SOLUTIONS INC. (the "Borrower"), ACTIVANT SOLUTIONS HOLDINGS INC. ("Holdings"), each of the LENDERS (as defined in the Credit Agreement referred to below) signatory hereto, and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

           WHEREAS, the Borrower, Holdings, the Lenders, the Administrative Agent, and J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc., as joint lead arrangers and bookrunners, are parties to the Fourth Amended and Restated Credit Agreement, dated as of September 13, 2005 (the "Credit Agreement");

           WHEREAS, the Borrower and Holdings have requested that the Lenders agree to an amendment to the Credit Agreement as set forth herein; and

           WHEREAS, the Lenders are willing to amend the Credit Agreement, subject to the terms and conditions of this Amendment;

           NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

           SECTION 1. Definitions. Any capitalized term used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

           SECTION 2. Amendment to Credit Agreement. The definition of "Permitted Refinancing" in Section 1.1 of the Credit Agreement is hereby amended, effective as of the date this Amendment becomes effective in accordance with Section 3 hereof, by deleting such definition in its entirety and replacing such definition with the following new definition:

                      ""Permitted Refinancing": with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that: (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended (except in connection with a refinancing of the Holdings Financing through a Permitted Refinancing of the Bridge Financing; provided

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           that any such Permitted Refinancing satisfies all the requirements set forth in clauses (b) through and including (f) of this definition) plus, in connection with any Permitted Refinancing of the Bridge Financing, an amount not to exceed $5.0 million plus, in connection with any Permitted Refinancing of the Bridge Financing and/or the Holdings Financing, the amount of any original issue discount permitted to be incurred in connection such Permitted Refinancing as contemplated by the Bridge Loan Agreement or the Holdings Bridge Loan Agreement, as applicable, as in effect as of the date hereof, except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension; (b) such modification, refinancing, refunding, renewal or extension has a final maturity date that is no sooner than 91 days after the Stated Maturity Date, and has no scheduled amortization payments prior to 91 days after the Stated Maturity Date; (c) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended; (d) the prepayment terms, events of defaults, covenants, conditions (including, without limitation, conditions regarding collateral), rights or remedies of any such modified, refinanced, refunded, renewed or extended Indebtedness are not materially less favorable to the Credit Parties or the Lenders than the prepayment terms, events of defaults, covenants, conditions (including, without limitation, conditions regarding collateral), rights or remedies of the Indebtedness being modified, refinanced, refunded, renewed or extended; provided, however, that any Permitted Refinancing of the Bridge Financing and/or the Holdings Financing may have customary prepayment terms as contemplated by the Bridge Loan Agreement or the Holdings Bridge Loan Agreement, as applicable, as in effect as of the date hereof; (e) such modification, refinancing, refunding, renewal or extension is incurred and/or guaranteed by only the Persons who are the obligors on the Indebtedness being modified, refinanced, refunded, renewed or extended, except in connection with any Permitted Refinancing of the Bridge Financing to the extent permitted in Section 8.4(l); and (f) at the time thereof and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, and after giving pro forma effect thereto the Borrower would have been in compliance with Section 8.1 as of the last Test Date."

           SECTION 3. Conditions to Effectiveness. This Amendment and the effectiveness of the amendment set forth in Section 2 hereof shall be effective as of the date hereof (the "Effective Date"), when, and only when, the Administrative Agent shall have received the following:


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
                      (a) original or facsimile counterparts of this Amendment duly executed and delivered by each of (i) the Borrower, (ii) Holdings, (iii) the Required Lenders and (iv) the Administrative Agent; and

                      (b) an original or facsimile counterpart of the Grantor Acknowledgment and Consent in the form of Exhibit A attached hereto duly executed and delivered by each of the Subsidiaries of the Borrower parties thereto.

           SECTION 4. Representations and Warranties. In order to induce the Required Lenders and the Administrative Agent to enter into this Amendment, the Borrower represents and warrants to each of the Lenders and the Administrative Agent that, after giving effect to this Amendment, and both before and after giving effect to the transactions contemplated by this Amendment:

                      (a) no Default or Event of Default has occurred and is continuing; and

                      (b) each of the representations and warranties made by each of the Credit Parties in or pursuant to the Loan Documents are true and correct in all material respects on and as of the date hereof as if made on the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

           SECTION 5. Reference to and Effect on the Loan Documents. On and after the Effective Date, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof" or words of like import referring to the Credit Agreement, and each reference in each of the other Loan Documents to "the Credit Agreement," "thereunder," "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment. The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

           SECTION 6. Costs and Expenses. The Borrower agrees to pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment (including, without limitation, the reasonable fees and expenses of Cahill Gordon & Reindel LLP, counsel to the Administrative Agent), in accordance with the terms of Section 12.5 of the Credit Agreement.


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
           SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

           SECTION 8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                            [Signature Page Follows]












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
           IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                             ACTIVANT SOLUTIONS INC.


                             By: /s/ Greg Petersen
                                ------------------------------------------------
                                Name:  Greg Petersen
                                Title: Senior Vice President and CFO



                             ACTIVANT SOLUTIONS HOLDINGS INC.


                             By: /s/ Greg Petersen
                                ------------------------------------------------
                                Name:  Greg Petersen
                                Title: Senior Vice President and CFO



                             JPMORGAN CHASE BANK, N.A.,
                                as Administrative Agent and a Lender


                             By:  /s/ Tracey Navin Ewing
                                 -----------------------------------------------
                                 Name:  Tracey Navin Ewing
                                 Title: Vice President


                             DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender


                             By: /s/ Steven Cayer
                                ------------------------------------------------
                                Name:  Steven Cayer
                                Title: Director



                             By:  /s/ Robert Wheeler
                                 -----------------------------------------------
                                 Name:  Robert Wheeler
                                 Title: Director



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                                                                       EXHIBIT A
                                                              To First Amendment
                                                              ------------------

                       GRANTOR ACKNOWLEDGMENT AND CONSENT

           The undersigned, each a Grantor under the Third Amended and Restated Guarantee and Collateral Agreement, dated as of September 13, 2005 (as amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement"), made by Activant Solutions Inc., a Delaware corporation ("Borrower"), Activant Solutions Holdings Inc., a Delaware corporation ("Holdings") and each of the Subsidiaries of the Borrower that are parties thereto, each hereby (i) acknowledges and consents to the execution, delivery and performance by the Borrower and Holdings of the First Amendment to Credit Agreement, dated as of September 23, 2005 (the "Amendment"), by and among the Borrower, Holdings, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders, and (ii) reaffirms and agrees that the Guarantee and Collateral Agreement and any other Loan Document to which the undersigned is party are in full force and effect, without defense, offset or counterclaim.

           IN WITNESS WHEREOF, each of the undersigned has caused this Grantor Acknowledgement and Consent to be executed by their respective officers thereunto duly authorized as of October 6, 2005.

                                    CCI/ARD, INC.
                                    PROPHET 21, INC.
                                    for each of the foregoing entities


                                    By:  /s/ Greg Petersen
                                        ----------------------------------------
                                        Name:  Greg Petersen
                                        Title: Senior Vice President and CFO

                                    CCI/TRIAD GEM, INC.
                                    TRIAD SYSTEMS CORPORATION
                                    TRIAD SYSTEMS FINANCIAL CORPORATION
                                    TRIAD DATA CORPORATION
                                    HM COOP LLC
                                    SPEEDWARE HOLDINGS, INC.
                                    SPEEDWARE USA INC.
                                    ENTERPRISE COMPUTER SYSTEMS, INC.
                                    PRELUDE SYSTEMS, INC.
                                    PROPHET 21 INVESTMENT CORPORATION
                                    PROPHET 21 CANADA INC.
                                    PROPHET 21 (NEW JERSEY), INC.
                                    DISTRIBUTOR INFORMATION SYSTEMS CORPORATION
                                    TRADE SERVICE SYSTEMS, INC.
                                    SDI MERGER CORPORATION
                                    STANPAK SYSTEMS, INC.
                                    for each of the foregoing entities


                                    By:  /s/ Greg Peterson
                                         ---------------------------------------
                                         Name:  Greg Peterson
                                         Title: President